Exhibit 99.1

LiveOne (Nasdaq: LVO) Delivers Strong Fiscal 2026 Performance with $77.1M Revenue; Audio Division Drives

Growth with $73.5M Revenue and $6.1M+ Adjusted EBITDA*; Raises Fiscal 2027 Outlook

Q4 Momentum Continues with $18.9M Revenue; Audio Division Generates $18.3M Revenue and $2.4M Adjusted EBITDA*

●	Increased fiscal 2027 guidance to $85M–$95M+ in revenue and $8M–$10M+ in Adjusted EBITDA*, excluding corporate overhead, reflecting strong confidence in continued growth

●	Achieved a 52% year-over-year reduction in operating expenses through aggressive AI-driven efficiencies and a streamlined workforce from 350 to 88 employees

●	Expanded stock repurchase program by over $7M, with approximately $5M remaining, underscoring commitment to shareholder value

●	Strengthened B2B partnerships with industry leaders including AT&T, Vizio, Samsung, and LG, with another major strategic partner expected this quarter, reaching over 50 million monthly members

●	Built a robust pipeline of more than 100 B2B potential opportunities across key verticals including automotive, CTV, mobile, retail, loyalty, media, and technology

●	Accelerated AI monetization initiatives leveraging 250,000 hours of video, over 500,000 audio assets, and more than 1 billion tokens through strategic partnerships this quarter

●	Positioned for continued expansion with a highly accretive acquisition expected to close this quarter and ongoing evaluation of additional M&A opportunities

●	Positioned to continue eliminating $15M+ of liabilities with equity

Los Angeles, CA, June 24, 2026 – LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, announced today its financial results for the fourth quarter (“Q4 Fiscal 2026”) and fiscal year ended March 31, 2026 (“Fiscal 2026”). LiveOne will host a conference call and webcast today, June 24, 2026.

Financial Highlights

●	Q4 Fiscal 2026 Revenue: $18.9M

●	Q4 Fiscal 2026 Adjusted EBITDA*: $0.3M

●	Audio Division Q4 Fiscal 2026 Revenue: $18.3M, maintaining positive segment Adjusted EBITDA* of $2.4M

●	LiveOne acquired additional 906K shares of PodcastOne shares at average price of $1.98 per share during Fiscal 2026

LiveOne’s CEO and Chairman, Robert Ellin, stated, “Our fourth quarter results reflect strong execution and profitable growth, highlighted by sustained momentum in our Audio Division business and the scalability of our platform. Our continued share repurchases at attractive valuations underscore management’s conviction in the long-term value we are building for shareholders.”

Fiscal 2027 Guidance

LiveOne raises guidance for Fiscal 2027 for revenues to increase to $85-$95+ million and drive expected Adjusted EBITDA* of $8-10+ million (Excluding Corporate Overhead).

Q4 Fiscal 2026 Earnings Conference Call and Webcast

Date:	Wednesday, June 24, 2026
Time:	10:30 AM Eastern Time (7:30 AM Pacific Time)
Webcast Link:	https://events.q4inc.com/analyst/325286508?pwd=Q1KC0pEx
Dial-in:	(833) 461-5787
International Dial-in:	+44 808 196 8935
Conference Code:	325 286 508

Q4 Fiscal 2026 & Fiscal 2026 and Q4 Fiscal 2025 & Fiscal 2025 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025

Revenue	$18,919	$19,288	$77,144	$114,405
Operating income (loss)	$(4,927)	$(10,758)	$(15,480)	$(18,057)
Total other income (expense)	$(2,678)	$162	$(5,743)	$(2,498)
Net income (loss)	$(7,579)	$(10,836)	$(21,253)	$(20,370)
Adjusted EBITDA*	$298	$(488)	$(922)	$8,384
Net income (loss) per share, basic and diluted	$(0.65)	$(1.10)	$(1.91)	$(1.97)

Q4 Fiscal 2026 Results Summary Discussion

For Q4 Fiscal 2026, LiveOne posted revenue of $18.9 million versus $19.3 million in the same period in the prior year, driven primarily by reductions in Slacker revenues.

Q4 Fiscal 2026 Operating Loss was ($4.9) million compared to a ($10.8) million Operating Loss in the fourth quarter ended March 31, 2025 (“Q4 Fiscal 2025”). The $5.9 million improvement in Operating Loss was largely a result of reductions in impairment expense. LiveOne recorded a $7.7 million impairment expense within its Audio Division in Q4 Fiscal 2025.

Q4 Fiscal 2026 Adjusted EBITDA* was $0.3 million, as compared to Q4 Fiscal 2025 Adjusted EBITDA* of ($0.5) million, an increase of $0.8 million. Q4 Fiscal 2026 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $2.4 million, Other Operations Adjusted EBITDA* of ($1.4) million and Corporate Adjusted EBITDA* of ($0.7) million.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq:  is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive and DayOne Music Publishing. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “could,” “believe,” “seek,” “continue,” “contemplate,” “predict,” “potential,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance stockholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s ability to implement its announced digital asset treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for the maximum announced amount, and other risks related to such strategy; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty and risks related to Bitcoin, Ethereum and other digital assets; regulatory developments related to digital assets and digital asset markets; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2025, Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 13, 2026, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected quarter and full Fiscal 2027 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne Press Contact:

press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three and twelve months ended March 31, 2026 and 2025.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2026	2025	2026	2025

Revenue:	$18,919	$19,288	$77,144	$114,405

Operating expenses:
Cost of sales	15,424	13,344	64,865	85,241
Sales and marketing	840	1,711	4,040	6,396
Product development	715	1,129	2,402	4,475
General and administrative	6,686	5,715	20,664	22,746
Impairment of intangible assets	-	7,674	-	11,657
Amortization of intangible assets	181	473	653	1,947
Total operating expenses	23,846	30,046	92,624	132,462
Loss from operations	(4,927)	(10,758)	(15,480)	(18,057)

Other income (expense):
Interest expense, net	(1,212)	-	(3,894)	(2,712)
Change in fair value of digital assets	(834)	-	(2,057)	-
Other income (expense)	(632)	162	208	214
Total other income (expense), net	(2,678)	162	(5,743)	(2,498)

Loss before provision (benefit) for income taxes	(7,605)	(10,596)	(21,223)	(20,555)

Provision (benefit) for income taxes	(26)	240	30	(185)
Net loss	(7,579)	(10,836)	(21,253)	(20,370)
Net loss attributable to non-controlling interest	185	(410)	(288)	(1,661)
Net loss attributed to LiveOne	$(7,764)	$(11,246)	$(20,965)	$(18,709)

Net loss per share – basic and diluted	$(0.65)	$(1.10)	$(1.91)	$(1.97)
Weighted average common shares – basic and diluted	11,606,816	9,876,542	10,983,850	9,504,124

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	March 31,
	2026	2025

Assets
Current Assets
Cash and cash equivalents	$5,353	$4,119
Restricted cash	30	30
Accounts receivable, net	8,437	8,299
Inventories	685	1,586
Prepaid expense and other current assets	2,273	1,212
Total Current Assets	16,778	15,246
Property and equipment, net	3,297	893
Goodwill	21,712	21,712
Intangible assets, net	1,916	2,569
Digital assets	2,943	-
Other assets	229	97
Total Assets	$46,875	$40,517

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$27,759	$25,180
Accrued royalties	3,475	5,490
Notes payable, current portion	-	623
Senior secured revolving line of credit, net	-	2,950
Deferred revenue	1,789	2,141
Convertible note, current portion	2,900	-
Total Current Liabilities	35,923	36,384
Notes payable, net	149	150
Convertible note, noncurrent	11,689	-
Lease liabilities, noncurrent	134	99
Other long-term liabilities	11,351	12,236
Deferred income taxes	61	60
Total Liabilities	59,307	48,929

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 8,438 and 14,002 shares issued and outstanding as of March 31, 2026 and 2025, respectively	8,438	14,002
Common stock, $0.001 par value; 500,000,000 shares authorized; 12,276,978 issued and outstanding as of March 31, 2026; 9,672,451 shares issued and outstanding as of March 31, 2025	12	10
Additional paid in capital*	259,122	233,582
Treasury stock*	(849)	(250)
Accumulated deficit	(287,310)	(265,119)
Total LiveOne’s Stockholders’ Deficit	(20,587)	(17,775)
Non-controlling interest	8,155	9,363
Total equity (deficit)	(12,432)	(8,412)
Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$46,875	$40,517

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

					Non-
					Recurring
	Net	Depreciation	Employee	Other	Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)*	Amortization*	Compensation*	Compensation*	Costs (1)*	Expense (2)*	for Taxes*	EBITDA*
Three Months Ended March 31, 2026
Operations – PodcastOne	$(461)	$167	$355	$1,753	$38	$1	$-	$1,853
Operations – Slacker	(1,935)	555	1	302	-	1,634	-	557
Operations – Other	(1,507)	54	27	475	-	(426)	(26)	(1,403)
Corporate	(3,676)	-	1,204	107	187	1,469	-	(709)
Total	$(7,579)	$776	$1,587	$2,637	$225	$2,678	$(26)	$298

Three Months Ended March 31, 2025
Operations – PodcastOne	$(2,336)	$470	$267	$432	$3	$-	$12	$(1,152)
Operations – Slacker	(2,786)	5,761	(144)	167	45	132	-	3,175
Operations – Other	(4,073)	2,802	79	69	18	33	1	(1,071)
Corporate	(1,641)	-	(28)	(109)	438	(327)	227	(1,440)
Total	$(10,836)	$9,033	$174	$559	$504	$(162)	$240	$(488)

					Non-
					Recurring
	Net	Depreciation	Employee	Other	Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)*	Amortization*	Compensation*	Compensation*	Costs (1)*	Expense (2)*	for Taxes*	EBITDA*
Year Ended March 31, 2026
Operations – PodcastOne	$(2,644)	$616	$1,654	$6,557	$120	$2	$-	$6,305
Operations – Slacker	(3,063)	767	(126)	560	(8)	1,691	-	(179)
Operations – Other	(3,787)	242	176	1,108	35	(256)	(26)	(2,507)
Corporate	(11,759)	1	1,273	(682)	2,262	4,306	56	(4,542)
Total	$(21,253)	$1,626	$2,978	$7,544	$2,409	$5,743	$30	$(923)

Year Ended March 31, 2025
Operations – PodcastOne	$(6,458)	$1,671	$2,671	$1,544	$47	$-	$24	$(501)
Operations – Slacker	3,570	11,875	561	722	244	1,707	-	18,679
Operations – Other	(8,166)	3,430	1,361	(474)	640	123	1	(3,085)
Corporate	(9,316)	5	254	1,004	886	668	(210)	(6,709)
Total	$(20,370)	$16,981	$7,643	$7,643	$1,817	$2,498	$(185)	$8,384

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended March 31		Year Ended March 31
	2026*	2025*	2026*	2025*
Revenue:	$18,919	$19,288	$77,144	$114,405
Less:
Cost of Sales	15,424	13,344	64,865	85,241
Amortization of Developed Technology	(540)	(834)	(1,014)	(3,087)
Gross Profit	2,955	5,110	11,265	26,077

Add backs:
Share-based Compensation	1,367	123	4,998	1,042
Depreciation	3	70	32	146
Amortization of Developed Technology:	540	834	1,014	3,087
Contribution Margin*	$4,865	$6,137	$17,309	$30,352

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

##END##